Exhibit 5.1
[Letterhead of Hogan & Hartson L.L.P.]
December 23, 2005
Board of Directors
CapitalSource Inc.
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
Ladies and Gentlemen:
     We are acting as counsel to CapitalSource Inc., a Delaware corporation (the “Company”) in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of the following securities of the Company: (i) debt securities (the “Debt Securities”), (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) Preferred Stock represented by depositary receipts (the “Depositary Shares”), (iv) shares of common stock, par value $0.01 per share (the “Common Stock”), (v) purchase contracts representing an obligation to purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants (the “Purchase Contracts”), (vi) units consisting of any combination of two or more Securities (the “Units”), and (vii) warrants to purchase Securities (the “Warrants” and, together with the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Purchase Contracts and Units, the “Securities”), all of which may be offered and sold by the Company from time to time on a delayed or continuous basis as set forth in a prospectus forming a part of the Registration Statement, and as may be set forth in one or more supplements to any such prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.
     For purposes of this opinion letter, we have examined copies of the following documents:
1.	An executed copy of the Registration Statement.

2.	The Amended and Restated Certificate of Incorporation of the Company (the “Company Certificate”), as certified by the Secretary of State of the State of Delaware on October 7, 2005 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

3.	The Amended and Restated Bylaws of the Company (the “Company Bylaws”), as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

Board of Directors
December 23, 2005

4.	The proposed form of Senior Debt Security Indenture (the “Senior Indenture”) between the Company and a trustee to be determined, filed as Exhibit 4.4 to the Registration Statement.

5.	The proposed form of Subordinated Debt Security Indenture (the “Subordinated Indenture”) between the Company and a trustee to be determined, filed as Exhibit 4.6 to the Registration Statement.

6.	Resolutions of (a) the Board of Directors of the Company adopted by written consent dated December 2, 2005, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the filing of the Registration Statement and arrangements in connection therewith.
     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.
     For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the Company, consistent with the procedures and terms described in the Registration Statement and in accordance with the Company Certificate, the Company Bylaws and applicable Delaware law in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of the offer, issuance and sale of any Securities, the Registration Statement will have become effective under the Securities Act of 1933, as amended, and no stop order suspending the effectiveness of the Registration Statement will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to the Senior Indenture or Subordinated Indenture, as applicable; (iv) the applicable indenture under which any Debt Securities are issued will have been qualified under the Trust Indenture Act of 1939, as amended; (v) before the issuance of any Preferred Stock or Depositary Shares, appropriate certificates of designation will be filed for recordation with the Secretary of the State of the State of Delaware; (vi) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as depositary, each deposit agreement to be between the Company and the financial institution or other party identified therein as a depositary, for which the governing law shall be the laws of the State of New York; (vii) any Purchase Contracts will be issued under one or more rights agreements, each to be between the Company and a financial institution or other party identified therein as rights agent, for which the

Board of Directors
December 23, 2005

governing law shall be the laws of the State of New York; (viii) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a financial institution or other party identified therein as warrant agent, for which the governing law shall be the laws of the State of New York; (ix) any Units will be issued under one or more unit agreements, each to be between the Company and a financial institution or other party identified therein as a unit agent, for which the governing law shall be the laws of the State of New York; (x) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with terms of the applicable action of the Board of Directors of the Company authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (xi) the Company will remain a Delaware corporation.
     To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the applicable indenture for any Debt Securities, under the warrant agreement for any Warrants, under the rights agreement for any Purchase Contracts, under the deposit agreement for any Depositary Shares and under the unit agreement for any Units, namely, the applicable trustee, the warrant agent, the rights agent, the depositary or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement, rights agreement, deposit agreement or unit agreement, as applicable; that such indenture, warrant agreement, rights agreement, deposit agreement or unit agreement, as applicable, has been duly authorized, executed and delivered by the other party and will constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture, warrant agreement, rights agreement, deposit agreement or unit agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement, rights agreement, deposit agreement or unit agreement, as applicable.
     This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (b) and (c), the Delaware General Corporation Law, as amended, and (ii) as to the opinions given in paragraphs (a), (d), (e), (f) and (g), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Board of Directors
December 23, 2005

     Based upon, subject to and limited by the foregoing, we are of the opinion that:
     (a)     The Debt Securities (including any Debt Securities duly issued upon the exercise of Warrants or Purchase Contracts), upon due execution and delivery of an indenture relating thereto on behalf of the Company and the applicable trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company and in accordance with the applicable indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.
     (b)     The Preferred Stock (including any Preferred Stock represented by Depositary Shares or that is duly issued upon the exercise of Warrants or Purchase Contracts and, if applicable, receipt by the Company of any additional consideration payable upon such exercise), upon receipt by the Company of the consideration for the Preferred Stock specified in the resolutions of the Board of Directors, will be validly issued, fully paid and nonassessable.
     (c)     The Common Stock (including any Common Stock that is duly issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable or convertible into Common Stock or upon the exercise of Warrants and, if applicable, receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon receipt by the Company of the consideration for the Common Stock specified in the resolutions of the Board of Directors, and due execution and delivery on behalf of the Company of certificates therefore, will be validly issued, fully paid and nonassessable.
     (d)     The Warrants, upon due execution and delivery of a warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Warrants by such warrant agent, and upon due execution and delivery of the Warrants on behalf of the Company against payment therefor, will constitute valid and binding obligations of the Company.
     (e)     The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Stock in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.
     (f)     The Purchase Contracts, upon due execution and delivery of a rights agreement relating thereto on behalf of the Company, and upon due execution and delivery of one or more certificates bearing such terms on behalf of the Company, the Purchase Contracts will constitute valid and binding obligations of the Company.

Board of Directors
December 23, 2005

     (g)     The Units, upon due execution and delivery of a unit agreement relating thereto on behalf of the Company, and upon due execution and delivery of such Units and the underlying securities that are components of such Units in accordance with the applicable unit agreement and the applicable indenture (in the case of underlying Debt Securities), certificate of designations (in the case of underlying Preferred Stock), deposit agreement (in the case of underlying Depositary Shares), warrant agreement (in the case of underlying Warrants) or rights agreement (in the case of underlying Purchase Contracts), and assuming that the underlying securities that are components of such Units have been duly and properly authorized for issuance and constitute valid and binding obligations enforceable against the issuer thereof in accordance with their terms, such Units will constitute valid and binding obligations of the Company.
     In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, the opinions expressed in paragraphs (a), (d), (e), (f) and (g) above are also subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).
     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,
/s/ HOGAN & HARTSON L.L.P.

HOGAN & HARTSON L.L.P.

5